Exhibit 23





            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Ameritech Corporation

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 13, 1997 included (or incorporated by reference) in this Form 10-K for the year ended December 31, 1996, into Ameritech Corporation's previously filed Registration Statement File Nos. 33-26366, 2-97037, 33-30593, 33-32705, 33-34006, 33-36790, 33-47608, 33-
49036, 33-51771, 33-51773, 33-00897 and 33-02591.



                                        Arthur Andersen LLP


Chicago, Illinois
March 11, 1997